                                                                   Exhibit 10.23


                              SETTLEMENT AGREEMENT

This Settlement Agreement and Release is made and entered into this 27th day of July, 2001 by and between Giannantonio Ferrari (hereinafter "Executive ") on the one part and Honeywell International, Inc, a Delaware corporation, having its main offices at 101 Columbia Road, Morristown, New Jersey 07962 and Honeywell Europe, S.A., a company incorporated in Belgium and having its main offices at Bourgetlaan 3, 1140 Brussels Belgium and any of their respective present or future parent corporations, predecessor companies, past, present and future divisions, subsidiaries, affiliates and related companies and their successors and assigns (collectively "the Company"), on the other part.

                                   WITNESSETH:

WHEREAS, Executive was hired by the Company on or about March 15, 1960 and he has since been continuously employed by the Company; and

WHEREAS, Honeywell Europe S.A. and Executive executed an employment contract dated January 1, 1992 recognizing Executive's appointment as president of Honeywell Europe S.A. prepared and executed under Belgian law, recognizing prior seniority with the Company since Executive's date of hire on March 15, 1960; and

WHEREAS, pursuant to a letter dated April 1, 1997, Executive was assigned to the Company in the United States as President and Chief Operating Officer of Honeywell Inc., while maintaining Executive's employment relationship with Honeywell Europe, S.A.; and

WHEREAS, on May 21, 1997, Executive entered into an employment contract with the Company, replacing and superceding all previous understandings and agreements and detailing certain of Executive's terms and conditions of employment to be governed by the laws of the State of Minnesota; and

WHEREAS, on August 17, 1999, Executive entered into a revised employment contract with the Company, accepting the position of Chief Operating Officer and Executive Vice President of Honeywell International, Inc., contingent on completion of the merger of Honeywell Inc. and AlliedSignal Inc.; and

WHEREAS, on January 9, 2001, Executive was notified of his eligibility for certain benefits under the Corporate Staff Severance Plan of Honeywell International, Inc. (Benefits Payable on Change of Control), in anticipation of and contingent on the completion of the contemplated merger of Honeywell International, Inc. into General Electric Company; and

WHEREAS, following agreement with Executive, the parties now wish to amicably terminate the employment relationship described above, to avoid any future disagree-ments by means of this transnational settlement agreement and to dispose of any other claims whatsoever that either party has or may have against the other arising out of said termination, including but not limited to, claims for salaries, indemnities, severance benefits, pension benefits, unemployment compensation, breach of contract or any other claims, with the exception of payments and/or benefits described in this agreement; and

WHEREAS, the parties agreed on July 15, 2001 that the employment contract between Executive and the Company shall be terminated effective August 31, 2001; and

WHEREAS, Executive will resign effective August 31, 2001 from all positions within the Honeywell Group; and

NOW, THEREFORE, the parties hereto agree as follows:

This Employment Settlement Agreement and Release ("Settlement Agreement and Release") confirms the parties' mutual understanding regarding Executive's rights and benefits under the AlliedSignal Inc. Severance Plan for Senior Executives ("Senior Severance Plan"), Executive's Change Of Control Severance Agreement with Honeywell, Inc. dated May 21, 1977, and all other employment contracts or agreements or other severance indemnities incident to Executive's termination of employment with the Company. By signing this Settlement Agreement and Release, Executive hereby acknowledges that the benefits described herein are in full satisfaction of all rights to termination or severance related benefits, indemnities, or other payments or benefits for which Executive may have been eligible or may claim to be eligible under any agreement or promise, whether written or oral, express or implied, or any Company sponsored severance plan or program.

Transition Period
-----------------

Executive will continue to work for the Company from the date hereof until July 31, 2001 ("Last Day Worked"). From August 1, 2001 to August 31, 2001 ("Termination Date"), Executive shall take vacation leave so that Executive may use all of his carry-over and accrued vacation time (the "Vacation Period"). Executive acknowledges and agrees that the Vacation Period represents all of his accrued, unused vacation entitlements. During the Vacation Period and until such time as Executive establishes a "Closer Connection" to Italy, but no later than October 31, 2001, Executive will continue to be eligible for the Cost of Living and Housing Inpatriate allowances as in effect immediately prior hereto. Executive's base salary payments will stop on Executive's Termination Date.

2001 Incentive Compensation for Active Employment
-------------------------------------------------

The Company will pay the Executive, at the same time as annual cash bonuses are paid to other senior executive officers of the Company in accordance with the Incentive Compensation Plan for Executive Employees, a prorated annual cash bonus with respect to Executive's period of active employment during 2001 in an amount equal to the product of (i) the average annual cash bonus payable to other senior executives of the Company; (ii) a fraction the numerator of which is the number of days during 2001 to Executive's Termination Date, and the denominator of which is 365.

Severance and Bonus Payments
----------------------------

Provided that Executive signs and returns this Settlement Agreement and Release in the form provided to him, the Company will pay Executive at the time Executive ceases to be a resident of the United States and establishes a "Closer Connection" to Italy, a severance payment in an amount equal to three times the sum of (i) Executive's annual base salary (27,540,000 BEF) [US$621,245], as in effect immediately prior to the date hereof, plus (ii) Executive's target annual bonus (24,786,000 BEF) [US$559,121] for calendar year 2001 (hereinafter collectively referred to as "Severance Pay"). In lieu of payment in installments over a three-year period beginning on the later of Executive's Termination Date or such time the Executive ceases to be a resident of the United States and establishes a "Closer Connection" to Italy and ending on August 31, 2004 (the "Severance Period"), the Company will pay Executive's severance in one lump-sum payment.

In the event that the IRS determines that Executive is a "disqualified individual" (as defined in Section 280G of the Internal Revenue Code), and the Severance Pay provided for in this Section, together with any other payments which Executive is entitled to receive from the Company, would constitute a "parachute payment", the Company will reimburse Executive for the excise tax imposed by Section 4999 of the Internal Revenue Code on the parachute payment and the income tax on the reimbursement.

All severance payments are subject to applicable taxes and withholdings (i.e., Belgian non-resident tax rates as currently utilized). The Company will assist the Executive to minimize his personal tax obligations provided there are no additional costs to the Company. In order for the Executive to cease residency in the United States and establish a "Closer Connection" to Italy he must do the following:

1.   Lease or buy a residence in Italy;
2. Vacate his New York City apartment and consign his personal belongings to a U.S. Mover for storage and shipment to Italy;
3. Close bank and securities accounts in the U.S. and open bank and securities accounts in Italy;
4.   Physically depart the U.S. with the final destination of Italy; and
5. Commit not to return to the U.S. for the remainder of 2001 and live primarily in Italy.

The Company shall make payment, within twenty days of the Executive furnishing proof of Points 1 through 4 and a specific written commitment by the Executive as to point 5.

Stock Options and Restricted Units
----------------------------------

o Vested Options - Executive will have the full term of each grant to exercise Executive's vested stock options. The following schedule reflects the details of Executive's currently vested stock options:

------------------------------------------------------------
    Grant         Vested         Grant        Expiration
     Date         Options        Price           Date
------------------------------------------------------------
   8/19/99          38,626      $61.3166       2/18/07
------------------------------------------------------------
   12/3/99         130,000      $63.0000       12/2/09
------------------------------------------------------------

o Unvested Options - except for performance options, all of Executive's unvested options will continue to vest in accordance with the terms of Executive's stock option grants. The following schedule reflects the details of Executive's currently unvested stock options:

--------------------------------------------------------------------------------------------------------------
    Grant         Unvested         Grant              Vesting                 Vesting            Expiration
     Date          Options         Price            Provisions                 Dates                Date
--------------------------------------------------------------------------------------------------------------
    12/3/99         195,000        $63.0000       Vest as Scheduled        97,500 on 1/1/02        12/2/09
                                                                           97,500 on 1/1/03
--------------------------------------------------------------------------------------------------------------

o Performance Options - the 108,000 performance options granted to Executive on 12/3/99 will terminate and be forfeited on Executive's Termination Date.

o Performance Restricted Units - the 32,500 performance contingent restricted units will be canceled on Executive's Termination Date and Executive shall have no right to receive any payment in respect of such restricted units.

Executive shall be responsible for all worldwide income taxes related to the exercise of stock options and the subsequent sale of stock received. All option exercises are subject to applicable tax withholdings.

Subject to the terms hereof, Executive's vested options and unvested options that become exercisable hereby shall be exercisable in accordance with their terms and the terms of the 1993 Stock Plan for Employees of Honeywell International Inc. and its Affiliates including without limitation, provisions related to acceleration upon Change in Control.

Executive may contact the Honeywell Stock Option Service Center at Salomon Smith Barney at 888-723-3391 to exercise Executive's stock options.

Consideration for the Release
-----------------------------

The Company offers Executive the Severance Pay and benefits continuation and Option Vesting ("Consideration") described herein only in exchange and in consideration for Executive's entering into this Settlement Agreement and Release in the form provided to Executive. By signing this Settlement Agreement and Release, Executive agrees that the Consideration described above is (i) in full payment of all benefits to which Executive may be entitled under any current or former Company sponsored or Company paid severance pay plans, policies or indemnities or that may be claimed under applicable laws whether in the U.S., Belgium, Italy or other European country; and (ii) are in addition to any other benefit to which Executive may otherwise be entitled under any current or former Company sponsored or Company paid insurance, employee stock ownership, vacation, disability, pension or other benefit plans or policies or that may be claimed under applicable laws whether in the U.S., Belgium, Italy or other European country. In order to receive the Consideration, Executive must return this signed Settlement Agreement and Release, in the form in which it is provided to Executive, to the attention of Donald J. Redlinger, Senior Vice President, HR and Communications, at Honeywell, 101 Columbia Road, Morristown, New Jersey 07962, no later than 21 days from the date that Executive receives this Settlement Agreement and Release. If Executive chooses not to sign this Settlement Agreement and Release in the form provided to Executive, Executive will still receive the vacation pay described herein. Executive's group insurance plan participation will end no later than the month in which Executive's last day of active employment falls. Other payments and benefits will end on Executive's last day of active employment.

Pension
-------

Executive has a vested executive retirement benefit that is described in the Honeywell Europe Pension Plan a.s.b.l. and as described in Appendix A to this Settlement Agreement and Release. Executive may arrange for payment of his pension by contacting John Hacquebard in Brussels at + 32 (2) 728-2356. You will not be eligible to receive your pension distribution until you cease to be a resident of the United States and establish a "Closer Connection" to Italy. The Company shall make payment, within twenty days of the Executive furnishing proof of a "Closer Connection" to Italy as described on page 4 of this document.

Group Insurance Coverage
------------------------

Provided Executive signs and returns the Settlement Agreement and Release in the form provided to him, Executive may elect to retain his coverage in the Company's group insurance plans for active employees through the end of the month in which Executive's Severance ends, August 31, 2004. Since Executive's severance will be paid as a lump sum, the employee share of any premiums shall be billed to Executive directly. Failure to make the required premium payments will result in the cancellation of Executive's group insurance coverage. However, if Executive becomes re-employed and receives group insurance coverage with another employer, Executive will cease to be eligible for group insurance continuation under this Agreement. Notwithstanding the foregoing, any Long Term Disability coverage and business travel insurance Executive has will terminate on August 31, 2001. Executive may also elect to retain any coverage Executive has with CIGNA's Group Universal Life Insurance Program (GUL) through August 31, 2004. If Executive wishes to continue the GUL insurance beyond the Severance Period, on a direct pay basis, Executive can contact CIGNA at 800-243-3264.

Executive's Honeywell Italy group health insurance coverage will expire at the end of Executive's Severance Period, August 31, 2004. At the end of Executive's Severance Period, Executive will be eligible for retiree medical benefits consistent with the terms of the Honeywell Italy Retiree Medical Plan and Executive's service.

Executive Third Party Liability Insurance Coverage
--------------------------------------------------

Executive's participation in the Company-sponsored third-party liability insurance coverage program will expire on August 31, 2001.

Flexible Perquisite Program
---------------------------

Participation in this program ends with the payment of Executive's Fourth Quarter, 2001 payment in the amount of $12,500. The payment will be made in October and is subject to applicable taxes and withholdings (i.e., Belgian non-resident tax rates as currently utilized).

Income Tax Equalization for Company-Related Earnings Abroad; Indemnification
----------------------------------------------------------------------------

Following termination of Executive's employment, Executive remains eligible for tax equalization of income taxes relating to Company-related employment earnings while in the U.S. However, in order to be entitled to post-termination tax equalization payments, Executive must settle with the Company the full amount of any existing tax loans or advances, tax equalization calculations (TEQ indicates Executive will owe the Company) and foreign tax credit carryovers. Deloitte & Touche will continue (the "Tax Preparer") to prepare Executive's U.S., applicable state and non-U.S. income tax returns and will calculate Executive's tax equalization for the year the Executive's foreign assignment ends and then one additional calendar year.

Any income tax reimbursement due Executive will first be applied to settle any outstanding tax loans or advances previously made to Executive; any balance will be paid to Executive at the conclusion of the tax equalization settlement process. Likewise, any tax reimbursement due the Company will be added to any outstanding tax loans or advances previously made to Executive, which Executive shall repay at the conclusion of the tax equalization settlement process.

Final settlement of 2000 tax equalization issues is expected within 60 days from the date the tax equalization settlement is prepared by the Tax Preparer. Final settlement of 2001 tax equalization issues is also expected within 60 days from the date the tax equalization settlement is prepared by the Tax Preparer. Executive agrees to cooperate fully with the Tax Preparer in completing the Tax Preparer's tax organizer forms and filing all income tax returns on a timely basis. Executive is personally responsible for the payment of any income taxes, penalties and interest determined to be owing as a result of the tax equalization settlement process and Executive agrees to make these payments when due. Executive shall pay to the Company any amounts determined in the Tax Preparer's final tax equalization settlement report to be owing to the Company within 30 calendar days of Executive's receipt of the applicable settlement report. Executive may make repayment by directing the Company to deduct amounts owed the Company from the next salary continuation payments owing to Executive, if any. The parties agree that the Company has the right to deduct amounts owed the Company as a result of the tax equalization settlement process from salary continuation payments or from any lump sum severance payments to Executive owing to Executive if, after 30 business days from Executive's receipt of the settlement report, Executive has not repaid amounts owing and has not directed the Company to deduct amounts owing from salary continuation.

If any additional income taxes attributable to Executive's Company-related employment earnings are assessed against Executive after Executive's 2000 and 2001 U.S., applicable state and non-U.S. income tax returns are filed, the Company shall indemnify Executive for any such additional income taxes owing for 2000 or 2001 that are directly attributable to and resulting from Executive's assignment inside the U.S., by paying such income taxes, interest and penalties on Executive's behalf, including a gross-up for any additional income taxes owing on this payment. The Company's indemnity payments shall be determined and calculated in a manner consistent with the Company's existing tax equalization policy as applied by the Tax Preparer.

Repatriation from the United States to Italy
--------------------------------------------

You are eligible for repatriation based on Honeywell's International Assignment Policy, which will include the following:

     o    Physical move and insurance of your household goods;
     o Storage for up to six months (an increase over our policy which is 60 days);
     o    45 days of temporary living;
     o    Business class airfare for you, your wife and dependant son;
     o    $10,000 for incidental expenses; and
     o    Lease cancellation and apartment closeout expenses, if necessary.

Contingencies
-------------

In order to receive the benefits under this Settlement Agreement and Release, Executive must return this signed Settlement Agreement and Release to Donald J. Redlinger, Senior Vice President, Human Resources and Communications at Honeywell International Inc., 101 Columbia Road, Morristown, New Jersey 07962, no later than October 3, 2001.

Provided that Executive has signed and returned this Settlement Agreement and Release, in the event of Executive's death after Executive's termination date, payment of any remaining Severance Pay owing under this Settlement Agreement and Release will be made to Executive's designated beneficiary or, if none, to Executive's estate. However, employee benefits continuation will generally cease effective with Executive's death.

In the event that before the end of Executive's Benefit Period, Executive accepts a position with the Company, all payments and benefits under this Settlement Agreement and Release will terminate as of the date of Executive's employment with the Company resumes. In such event, all payments and benefits paid to Executive before Executive is reinstated or rehired shall be considered to be valuable legal consideration to which Executive was not otherwise entitled and the Release of Claims, Confidentiality and Dispute Resolution provisions of this Settlement Agreement and Release shall remain in effect and fully enforceable.

Subject to the preceding paragraph, Executive's acceptance of a position with another company will not affect Executive's eligibility for benefits under this Settlement Agreement and Release. However, the Company reserves the right to cancel Executive's benefits in the event that Executive, either before or after Executive's termination of employment, (a) is convicted of a felony, (b) commits any fraud or misappropriate property, proprietary information, intellectual property or trade secrets of the Company for personal gain or for the benefit of another party, (c) actively recruits and offers employment to any management employee of the Company, (d) engages in intentional misconduct substantially damaging to the property or business of the Company, (e) makes false or misleading statements about the Company or its products, officers or employees to competitors or customers or potential customers of the Company, or to current of former employees of the Company, (f) materially breaches any of the terms of this Settlement Agreement and Release, or (g) engages in any other activity which the Corporation considers detrimental to its interests, as determined by the Senior Vice President and General Counsel and the Senior Vice President-Human Resources and Communications, in their sole discretion.

While receiving Severance Pay, Executive will not be eligible to return to work at the Company as an employee or as a consultant. While receiving Severance Pay, and for at least six months after Executive's Severance Pay Period ends, Executive will not be eligible to return to work at the Company as an employee of a major Company vendor.

Release Of Claims
-----------------

In exchange for the Consideration, Executive, Giannantonio Ferrari, hereby waives and releases, knowingly and willingly, the Company, future parent corporations, predecessor companies, past, present and future divisions, subsidiaries, affiliates and related companies and their successors and assigns and all past, present and future directors, officers, employees and agents of these entities, personally and as directors, officers, employees and agents (collectively the "Honeywell Group"):

(1) from any and all rights and claims of any nature whatsoever Executive has or may assert arising out of Executive's employment, Executive's current and prior employment contract, written or implied, including, without limitation, any and all rights acquired under the Belgian employment contract dated January 1, 1992 and Executive's Letter of Assignment dated May 21, 1977;

(2) from any and all rights and claims of any nature that Executive may have or may assert arising out of the termination of Executive's employment with the Honeywell Group, known or unknown, including but not limited to any claims Executive may have under the laws of Belgium, Italy or any other European country, and under U.S. federal, state or local employment, labor, or anti-discrimination laws, statutes and case law and specifically claims arising under the federal Age Discrimination in Employment Act, the Civil Rights Acts of 1866 and 1964, as amended, the Americans with Disabilities Act, Executive Order 11246, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Rehabilitation Act of 1973, the Fair Labor Standards Act, the Labor-Management Relations Act, the Equal Pay Act and the Worker Adjustment Retraining and Notification Act, the New Jersey Law against Discrimination, as amended, the New Jersey Equal Pay Act, the New Jersey Smokers' Rights Law, the New Jersey Family Leave Act, the New Jersey Constitution, the New Jersey Conscientious Employee Protection Act, New Jersey common law, the Minnesota Human Rights Act, the Minnesota Equal Pay Law, the Minnesota Age Discrimination Law, the Minnesota Smokers' Rights Law, the Minnesota Parental Leave Act, the Minnesota Constitution, Minnesota common law and any and all other applicable national, state, county or local statutes, ordinances or regulations and any and all other applicable national, state, county or local statutes, ordinances or regulations and any other applicable state, county or local law, ordinance or statute including claims for attorneys' fees; and

(3) any right to pursue any of the foregoing through litigation in a court of law or administrative agency or tribunal in the United States, Belgium, Italy or other European country; provided, however, that this Settlement Agreement and Release does not apply to claims for benefits under Honeywell Group sponsored benefit plans covered under the Employee Retirement Income Security Act (other than claims for severance benefits), does not apply to claims arising out of obligations expressly undertaken in this Settlement Agreement and Release, and does not apply to claims arising out of any act or omission occurring after the date Executive signs this Settlement Agreement and Release. Any rights to benefits (other than severance benefits), under Honeywell Group sponsored benefit plans are governed exclusively by the written plan documents. Executive acknowledges and understands that Executive has accepted the Consideration referenced in this Settlement Agreement and Release in full satisfaction of all claims and obligations of the Honeywell Group to Executive regarding any matter or incident up to the date Executive executes this Settlement Agreement and Release and Executive affirmatively intends to be legally bound thereby.

Executive hereby agrees and acknowledges that Executive is not entitled to receive any additional payments or benefits from the Honeywell Group related to Executive's employment or termination of employment other than as expressly provided herein.

Cooperation and Nondisclosure
-----------------------------

As further consideration for the benefits Executive receives under this Settlement Agreement and Release, Executive agrees to cooperate fully with the Company in any matters as to which Executive is knowledgeable as a result of Executive's employment with the Company, including, without limitation, matters that have given or may give rise to a legal claim against the Company. This requires Executive, without limitation, to (1) make himself available upon reasonable request to provide information and assistance to the Company on such matters without additional compensation, except for Executive's out of pocket costs, (2) maintain the confidentiality of all Company privileged or confidential information including, without limitation, attorney-client privileged communications and attorney work product, unless disclosure is expressly authorized by the Company's law department, and (3) notify the Company promptly of any requests to Executive for information related to any pending or potential legal claim or litigation involving the Company, reviewing any such request with a designated representative of the Company prior to disclosing any such information, and permitting a representative of the Company to be present during any communication of such information.

Confidentiality
---------------

Executive agrees not to disclose or cause any other person to disclose to third parties, including employees of the Company, the terms of this Settlement Agreement and Release; provided, however, that Executive has the right to disclose the terms of this Settlement Agreement and Release to Executive's spouse, Executive's financial/tax advisor and Executive's attorney and in response to a governmental inquiry, including a governmental tax audit or a judicial subpoena. Executive understands that Executive's breach of this confidentiality provision shall excuse the Company from performing further under this Settlement Agreement and Release, and the Company shall be entitled to repayment of the Consideration provided hereunder upon demand. Executive agrees that neither this Settlement Agreement and Release nor any version of this Settlement Agreement and Release shall be admissible in any forum as evidence against the Company or Executive except in a proceeding to enforce this Settlement Agreement and

Release. This Settlement Agreement and Release does not constitute an admission of wrongdoing by either party.

Executive acknowledges and agrees that any agreements signed by Executive relating to intellectual property and confidential information acquired by Executive during or as a result of Executive's employment with the Company remain in full force and effect and place legal obligations upon Executive which continue beyond Executive's employment with the Company.

Dispute Resolution
------------------

In the event of any claim regarding or dispute over the enforceability of this Settlement Agreement and Release or any part thereof (other than determinations under ERISA benefit plans), the parties agree to submit such dispute or claim to binding arbitration; provided, however, that this provision is expressly not intended to apply to any dispute covered by a claims appeal procedure contained in any ERISA plan document (other than a severance plan). To be timely filed, any such claim or dispute must be submitted to the Company for binding arbitration within the limitations period set by applicable federal or state law. The arbitrator shall be chosen by mutual agreement between Executive and the Company from among available arbitrators recommended by the American Arbitration Association. The arbitration hearing will take place with all due speed. The costs of arbitration shall be borne equally by Executive and the Company. The arbitrator shall render an award within 30 days of the arbitration hearing. The arbitrator shall have no power to amend, add to or subtract from this Settlement Agreement and Release. The award shall be admissible in any court or agency action seeking to enforce or render unenforceable this Settlement Agreement and Release or any portion thereof. Jurisdiction over any claim or dispute arising with respect to t his Settlement Agreement and Release shall be governed by U.S. law, in the State of New Jersey; any arbitration or legal proceeding must take place in Morris County, New Jersey.

Severability; Entire Agreement; No Oral Modifications; No Waivers
-----------------------------------------------------------------

This Settlement Agreement and Release constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof, compromising any and all rights and obligations of the parties, without exception, and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. This Settlement Agreement and Release may be amended or modified only by an agreement in writing. The failure by the Company to declare a breach or otherwise to assert its rights under this Settlement Agreement and Release shall not be construed as a waiver of any right the Company has under this Settlement Agreement and Release. Should any of the provisions of this Settlement Agreement and Release (other than the Release and Waiver of Claims) be determined to be invalid by a court of competent jurisdiction, the parties agree that this shall not affect the enforceability of the other provisions of the Settlement Agreement and Release and the parties shall negotiate the provision or provisions in good faith to effectuate its or their purpose and to conform the provision or provisions to law.

Governing Law
-------------

This Settlement Agreement and Release shall be governed by the laws of the State of New Jersey, in the United States.

Acknowledgments And Certifications
----------------------------------

Executive, Giannantonio Ferrari, acknowledges and certifies that Executive:

(a) has read and understands all of the terms of this Settlement Agreement and Release and does not rely on any representation or statement, written or oral, not set forth in this Settlement Agreement and Release;

(b) has had a reasonable period of time to consider this Settlement Agreement and Release;

(c) is signing this Settlement Agreement and Release knowingly and voluntarily;

(d) has been advised to consult with an attorney before signing this Settlement Agreement and Release;

(e) has the right to consider the terms of this Settlement Agreement and Release for 21 days and if Executive takes fewer than 21 days to review this Settlement Agreement and Release, Executive hereby waives any and all rights to the balance of the 21 day review period; and

(f) has the right to revoke this Settlement Agreement and Release within seven days after signing it, by providing written notice of revocation to Donald J. Redlinger. If Executive revokes this Settlement Agreement and Release during this seven-day period, it becomes null and void in its entirety.

THIS IS A LEGALLY ENFORCEABLE DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have hereby executed this Agreement in duplicate originals on the date first set forth above.

                                           HONEYWELL INTERNATIONAL INC.

Giannantonio Ferrari                            Donald J. Redlinger
_____________________________              By:___________________________
Giannantonio Ferrari                          Donald J. Redlinger
                                              Senior Vice President
                                              Human Resources and Communications


Dated:     September 11, 2001              Dated:      September 17, 2001
      -----------------------                     -----------------------------

                                           HONEYWELL EUROPE S.A.

                                                  R. Peter Mercer
                                           By:___________________________


                                           Dated:     September 20, 2001
                                                  ------------------------------

                                                                      APPENDIX A

                  AGREEMENT ON SUPPLEMENTARY PENSION



BETWEEN: HONEYWELL EUROPE S.A., having its registered offices at Bourgetlaan 3, 1140 Brussels;

          Represented by Mr. Peter Mercer, duly authorised,

          Hereinafter referred to as "The Company",


AND: Mr. Giannantonio Ferrari, domiciled at 350 East 82nd Street, Apartment 19C, New-York 10028, USA,

          Hereinafter referred to as "Mr Ferrari",



AFTER HAVING RECITED THAT:

WHEREAS on 6 March 1995 (confirmed on 19 December 1996) the Company undertook to make the following enhancements to the supplementary pension benefits, which Mr Ferrari could be entitled to pursuant to his employment within the Company and Honeywell Group. More specifically, the Company undertook:

1. to pay out an overall target pension of 70% of the Final Pensionable Salary (defined as the average of the Pensionable Salary of the last three years)
2. after 30 years of service (this enhancement was inserted in the Honeywell pension rules under article 1 of the chapter "Special provisions applicable to members of the European Policy Committee")
3. with pension and related benefits calculated on the basis of his full career with Honeywell, less those pension and other benefits which will be paid from pension or equivalent plans in other countries (In the case at hand, the benefits paid under the Italian pension plan are deducted form the overall target pension)
4. without the application of an actuarial reduction after a full career or after age 60. (In the case at hand, this enhancement already follows from the Honeywell pension rules under articles 1 and 2 of the chapter "Special provisions applicable to members belonging to pay grade 18 and above and participating in the "Local Management Incentive Plan")
5. and the reduction of the Employee's contributions above the Pension Ceiling with 50% on the completion of a full career

WHEREAS the Company also agreed to provide Mr Ferrari the payment of a supplementary pension benefit by virtue of the supplementary pension promise agreement of July 24, 1996;

WHEREAS some of these promised enhancements to the pension benefits are not included in (an enclosure to) the Honeywell pension plan, notwithstanding the initial intention to do so;

WHEREAS the pension benefits which Mr Ferrari (or, as the case may be, his surviving spouse and/or son) will be entitled to upon the age of 65 (or, respectively upon the decease of Mr Ferrari) or upon early retirement as from age 60, by virtue of the Honeywell pension plan rules, payable by the Honeywell Pension Fund, can be summarised as follows:

o Old age/Retirement pension at 62: 307,321.58 euro per year or converted into a lump sum pension capital if taken up today upon retirement:
     3,952,548.87 euro;
o survival spouse pension to the benefit of Mrs Vanda Mazza in the event of decease prior to retirement while in service:184,392.95 euro per year;
o orphan's pension to the benefit of Mr. Luca Angelo Ferrari, until his age 25 (if full-time studies) /18 (if no full-time studies - see pension rules
     - article 8) in the amount of 61, 464.32 euro per year;
o if the Old age/Retirement pension is converted into a lump-sum capital, no survival spouse pension will be due, since the commutation factor takes these benefits into account. The orphan's pension to the benefit of Mr Luca Angelo Ferrari will be calculated on the basis of the Old age/Retirement pension before commutation.

WHEREAS parties explicitly agree that the Honeywell pension plan rules remain applicable to Mr Ferrari, it being understood that those enhancements which do not follow from the Honeywell pension rules are executed by virtue of the present agreement;


WHEREAS Mr. Ferrari acknowledges and certifies that he has been advised to consult with an attorney before signing this agreement;

WHEREAS parties have met and have come to the following pension promise agreement through which they want to execute the promised enhancements which are not yet inserted in the Honeywell pension plan, but which were agreed upon in 1995-1996 as well as the promised enhancements as laid down in the supplementary pension promise agreement of July 24, 1996.

IT HAS BEEN AGREED AND ACCEPTED AS FOLLOWS:

Article 1

The present agreement contains a promise by the Company to grant to Mr Ferrari a supplementary pension ("Old age/ Retirement pension").


Article 2

In recognition of the services which Mr Ferrari performed for the Honeywell group, the Company agrees to pay to Mr Ferrari an additional Old age/Retirement pension at the moment of the Normal Retirement Date, or during a period of 5 years preceding the Normal Retirement Date (`Early Retirement'), of which the amount is determined in article 3 hereunder.

The Normal Retirement Date is the first day of the month following or coinciding with the 65th birthday of Mr Ferrari.


Article 3

o If Mr Ferrari retires on the Normal Retirement Date or during 5 years preceding said date, the Company will pay him an additional Old age/Retirement pension, of which the amount is composed of three components: x + y + z, whereby x is defined as follows:


x  =     (70% x 1,130,165.25 euro x n/30) - (pension benefit payable/paid by the Honeywell Pension Fund by virtue of the Honeywell Plan pension rules and/or other Honeywell pension arrangements + pension and other benefits payable/paid from pension or equivalent plans in other countries), but excluding the amount y and z below.

The difference between the overall target pension (70% x 1,130,165.25 euro x n/30) and the pension benefit payable by virtue of other pension or equivalent plans and arrangements constitutes x, i.e., the first component of the supplementary pension payable to Mr Ferrari by the Company in execution of the present individual pension agreement.

         x amounts to 422,448.30 euro per annum. In the event of the death of Mr. Ferrari after commencement of the pension, there shall be paid to his surviving spouse, Mrs. Vanda Mazza, a surviving spouse pension equal to 60% of
         x. The pensions to Mr. Ferrari and to his surviving spouse will be paid in monthly instalments, in arrears. The pensions will terminate with the monthly instalment immediately preceding or coincident with the date of death. On the death of Mr. Ferrari after the commencement of the pension, there will be paid an orphan's pension to the benefit of Mr. Luca Angelo Ferrari, until his age 25 (if full-time studies) /18 (if no full-time studies - see pension rules - article 8) in the amount of 84,489.66 euro per year.

         Mr. Ferrari will have the option of converting the above Old Age/Retirement and surviving spouse pensions into a capital sum. In order to convert the outcome of the above formula into a capital sum, the capital sum would amount to 5,433,225.86 euro..


    whereby y is equal to, if expressed as a pension capital, 178,576.41 euro.

    whereby z is equal to, if expressed as a pension capital, 265,457.08 euro, or such amount which is equivalent to the proceeds of the Honeywell insurance policy with AGF.


Article 4

Mr Ferrari paid, in line with the individual commitment to his benefit, less personal contributions to the Honeywell Pension Fund, than required by the Honeywell Pension Plan rules. In order to regularise this situation, Mr Ferrari agrees to pay a total amount of 139,289.76 euro as arrears of employee contributions for the period from January 1, 1997 until August 1, 2001.


Article 5

In case of death of Mr Ferrari before commencement of the Old Age pension, surviving spouse and/or orphan's pensions shall be paid to Mrs. Vanda Mazza and/or Mr. Luca Angelo Ferrari as described in article 3. In addition the capital sums equal to y and z mentioned in article 3 will be paid to Mrs. Vanda Mazza or, in absence to his children.

Article 6

The amounts mentioned in article 3 and 5 are gross amounts from which the Company shall deduct all applicable social security and tax withholdings.


Article 7

Mr Ferrari, his surviving spouse and/or his children will lose all entitlements to the benefits provided by the present agreement in the event the employment contract of Mr Ferrari would be terminated for serious cause.


Article 8

The present agreement shall be governed by Belgian law. Any dispute arising in connection with it and which cannot be settled on an amicable basis shall be submitted to the Belgian courts.


Article 9

Without prejudice to the employment contract and its appendix of 6 March 1995 and without prejudice to the Honeywell Pension Plan rules, the present agreement supersedes any other agreement which may have existed between the Company and Mr Ferrari, particularly the Interoffice Correspondence note of 6 March 1995, the "Annex to the rules of the Honeywell Europe Pension Plan a.s.b.l." of 19 December 1996 and the supplementary pension promise agreement of July 24, 1996. It may only be modified with the written consent of both parties.

Article 10

Parties expressly agree not to disclose any information regarding the content of this agreement, unless if they are legally obliged to do so.


                                        *
                                       * *

Executed in two original copies and in good faith, each party acknowledging having received one copy, duly signed by each party.




At Brussels, Belgium on August 16, 2001,




For the Company                                      For the Employee
(read and approved)                                  (read and approved)
-----------------                                    -------------------
Mr.Peter Mercer                                      Mr Giannantonio Ferrari
Vice President HR Europe

                   AGREEMENT CONTAINING AN ENUMERATION OF Mr.
                         FERRARI'S BENEFIT ENTITLEMENTS



BETWEEN: HONEYWELL EUROPE S.A., having its registered offices at Bourgetlaan 3, 1140 Brussels;

         Represented by Mr. Peter Mercer, duly authorised,

         Hereinafter referred to as "The Company",

AND: The HONEYWELL PENSION PLAN A.S.B.L./V.Z.W., having its offices at Bourgetlaan 3, 1140 Brussels and registered under the number 50.271;

         Represented by Mr. Joseph Hacquebard, duly authorised,

         Hereinafter referred to as "The Honeywell Pension Fund",


AND: Mr. Giannantonio Ferrari, domiciled at 350 East 82nd Street, Apartment 19C, New York 10028, USA,

         Hereinafter referred to as "Mr Ferrari",



IT HAS BEEN AGREED AND ACCEPTED AS FOLLOWS:

Article 1

The pension benefits which Mr Ferrari (or, as the case may be, his surviving spouse and/or orphan) will be entitled to upon the age of 65 (or, respectively upon the decease of Mr Ferrari) or upon early retirement as from age 60, by virtue of the Honeywell pension plan rules, payable by the Honeywell Pension Fund, can be summarised as follows:

o Old age/Retirement pension at 62: 307,321.58 euro per year or converted into a lump sum pension capital if taken up today upon retirement:
     3,952,548.87 euro;
o survival spouse pension to the benefit of Mrs Vanda Mazza in the event of decease prior to retirement while in service:184,392.95 euro per year;

o orphan's pension to the benefit of Mr. Luca Angelo Ferrari, until his age 25 (if full-time studies) /18 (if no full-time studies - see pension rules
     - article 8) in the amount of 61, 464.32 euro per year;
o if the Old age/Retirement pension is converted into a lump-sum capital, no survival spouse pension will be due, since the commutation factor takes these benefits into account. The orphan's pension to the benefit of Mr Luca Angelo Ferrari will be calculated on the basis of the Old age/Retirement pension before commutation.


Article 2

In recognition of the services which Mr Ferrari performed for the Honeywell group, the Company agreed to pay to Mr Ferrari an additional Old age/Retirement pension (or equivalent lump sum pension capital) at the moment of the Normal Retirement Date, or during a period of 5 years preceding the Normal Retirement Date (`Early Retirement'). This additional Old age/Retirement pension (or equivalent lump sum pension capital) is regulated by the agreement on supplementary pension, which Mr Ferrari and the Company concluded on August 16, 2001.


Article 3

Mr. Ferrari recognises and agrees that the amounts which will be paid to him in execution of the Honeywell pension plan rules and the agreement on supplementary pension of August 16, 2001 will be paid in full and final settlement of any and all sums generally whatsoever, and more in particular related to all supplementary pension benefits, that he might have in connection with the conclusion, the execution or termination of the employment contract or the past contractual relations with the Company, any company or entity in the Honeywell group of which the Company is a part or the Honeywell Pension Fund.

The present agreement is limited to determining such rights and obligations and does on itself not create any new rights and obligations.

Article 4

Through compliance with the obligations mentioned in this agreement, Mr. Ferrari irrevocably waives his right to bring or commence a lawsuit against the Company, any company or entity in the Honeywell group of which the Company is a part or the Honeywell Pension Fund, for whatever reason or on whatever grounds this may be and more in particular related to his supplementary pension benefits, which would find its origin in the conclusion, the execution or termination of the employment contract or in their past contractual relations or relations with any company or entity in the Honeywell group of which the Company is a part or with the Honeywell Pension Fund.

More in particular, Mr. Ferrari expressly waives the right to file a subsequent claim of whatever nature and waives any right he might have or have had towards the Company, any company or entity in the Honeywell group of which the Company is a part or the Honeywell Pension Fund by reason of the conclusion, the execution or termination of his professional activities within the Company or any company or entity in the Honeywell group of which the Company is a part.

Each party also waives the right to avail itself of any errors as to law or fact and any omissions relating tot the existence of and/or the extent of its rights.

Article 5

Parties expressly agree not to disclose any information regarding the company, unless if they are legally obliged to do so.


Executed in two original copies and in good faith, each party acknowledging having received one copy, duly signed by each party.

At Brussels, Belgium on September 1, 2001,

For the Company
(read and approved)                                  (read and approved)
-----------------                                    ----------------
Mr. Peter Mercer                                     For Mr. Ferrari
Vice President HR Europe

For the Honeywell Pension Fund
(read and approved)
----------------
Mr. Joseph Hacquebard
Secretary of the Honeywell Pension Fund

                            DECLARATION - MR. FERRARI



I, the undersigned, Giannantonio Ferrari, domiciled at 350 East 82nd Street, Apartment 19C, New York 10028, USA;
hereby explicitly declare, after having been duly informed, that I accept and agree that the commitments of Honeywell Europe SA , as they result from the Interoffice Correspondence note of 6 March 1995 and the document titled
"Annex to the rules of the Honeywell Europe Pension Plan a.s.b.l." dated 19 December 1996, to enhance my supplementary pension benefits under the Honeywell pension plan (i.e., (i) defining the pension benefit as 70% of the average of the Pensionable salary of the last three years of my Pensionable Service and
(ii) reducing the personal contributions above the Pension Ceiling with 50%), are properly implemented by [through the conclusion of] the individual pension promise agreement, signed on August 16, 2001 (and not by virtue of an enclosure to the pension plan rules, as mentioned at the time Honeywell Europe SA undertook to make these enhancements in the Honeywell pension plan). The undersigned acknowledge that the pension rules of the Honeywell Pension Fund have never been amended in order to reflect the above enhancements. The undersigned accept that the rules will not be amended in this respect and that they will therefore receive benefits, as the case may be, from (i) the Honeywell Pension Fund as regards the benefits defined in the attached pension rules (where the interest rate mentioned in the plan rules annex describing the technical basis has changed from 7% to 6%, as imposed by the Belgian legislation), including benefits payable from pension or equivalent plans in other countries and (ii) by virtue of/in execution of the individual pension agreement signed on August 16, 2001. I, the undersigned, Giannantonio Ferrari, acknowledge and accept that the benefit statement, attached to this declaration is completed in accordance with the pension plan rules of the Honeywell Pension Fund.

Since the benefits to which I, the undersigned, Giannantonio Ferrari, am entitled, may, as the case may be, enure to the benefit of my spouse, Mrs Vanda Mazza, and my son Luca Angelo Ferrari (under the form of a survivor spouse pension and an orphan's pension, as derivative rights), the latter are co-signing the present declaration and are thus acknowledging their agreement with the content thereof.

All the undersigned hereby expressly release Honeywell Europe SA, its predecessors, successors and all other companies of the Honeywell group as well as the Honeywell Pension Fund, which will pay the supplementary pension benefits, from the obligation to draft an enclosure to the Honeywell pension plan rules for the execution of the promised enhancements to the supplementary pension benefits.

Moreover, the undersigned expressly acknowledge that the Honeywell Pension Fund is released from paying any benefits other than those resulting from the pension rules which are attached to the present (where the interest rate mentioned in the plan rules annex describing the technical basis has changed from 7% to 6%, as imposed by the Belgian legislation), as reflected in the attached Benefit Statement (established per 1/1/2001).

Executed in good faith in four original copies and of which one will be given to Mr. Joseph Hacquebard for Honeywell Europe SA and the three others to the undersigned.


At Brussels, Belgium on September 1, 2001,


(read and approved)
-----------------
Mr. Giannantonio Ferrari


(read and approved)                                  (read and approved)
----------------                                     ---------------
Mrs. Vanda Mazza                                     Mr. Luca Angelo Ferrari



Encl.:   1.       Applicable Pension rules
         2.       Benefit statement 2001